Exhibit 4.3
WARRANT
THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.
LIGHTING SCIENCE GROUP CORPORATION
Warrant To Purchase Common Stock

Warrant No.: 110	Number of Shares: 482,353
Issuance Date: December 31, 2008
THIS CERTIFIES THAT, for value received, Haynes and Boone, LLP or its transferees, successors, affiliates and assigns (the “Holder”) is entitled to purchase from Lighting Science Group Corporation, a Delaware corporation (the “Company”), at any time after a Liquidation Event (defined below) has occurred (subject to Section 2(a)) and before the Expiration Date (defined below) at $0.85 per share (the “Exercise Price”) four hundred eighty two thousand three hundred fifty three (482,353) fully paid nonassessable shares of Common Stock (defined below) (the “Warrant Shares”), all subject to adjustment and upon the terms and conditions provided herein.
     Section 1. Definitions.
          The following terms as used in this Warrant have the following meanings:
          (a) “Business Day” means any day other than Saturday, Sunday or federal holiday.
          (b) “Change of Control” means the existence or occurrence of any of the following: (a) the sale, conveyance, contribution or disposition of all or substantially all of the assets of the Corporation (including pursuant to a joint venture arrangement or other transaction in which the Corporation receives more than fifty percent (50%) of the voting equity in another entity or a general partnership); (b) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally); (c) the consolidation, merger or other business combination of the Corporation with or into any other entity, immediately following which the prior stockholders of the Corporation fail to own, directly or indirectly, at least fifty percent (50%) of the voting equity of the surviving entity; (d) a transaction or series of transactions in which any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than fifty percent (50%) of the voting equity of the Corporation; (e) the replacement of a majority of the Board of Directors with individuals who were not nominated or elected by at least a majority of the directors at the time of such replacement; or (f) a transaction or series of transactions that constitutes or results in a “going private transaction” (as defined in Section 13(e) of the Exchange Act and the regulations of the Commission issued thereunder).
          (c) “Common Stock” means (i) the Company’s common stock, $.001 par value per share, and (ii) any capital stock into which the Common Stock is changed or any capital stock resulting from a reclassification of the Common Stock.
          (d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (e) “Exercise Price” is equal to $0.85, subject to adjustment as set forth in this Warrant.
          (f) “Expiration Date” means the fifth anniversary of the Issuance Date or, if such date falls on a day that is not a Business Day or a day on which trading does not take place on the principal exchange or automated quotation system on which the Common Stock is traded, the next Business Day.
          (g) “Issuance Date” means December 31, 2008.
          (h) “Liquidation Event” means any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, a Change of Control of the Corporation or the redemption, repurchase or other acquisition of all of the shares of the Corporation’s Series C Preferred Stock, par value $0.001 per share, outstanding on the date hereof by the Corporation.
          (i) “Person” means a natural person or entity, or a government or any division, department or agency thereof.
          (j) “Securities Act” means the Securities Act of 1933, as amended.
          (k) “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.
          (l) “Warrant Shares” has the meaning attributed to it in the preamble of this Warrant.
     Section 2. Exercise of Warrant.
          (a) This Warrant may be exercised by the Holder registered on the books of the Company, in whole or in part, at any time (i) on any Business Day after the occurrence of a Liquidation Event, but in no event before 75 days after the Issuance Date (for the avoidance of doubt, this Warrant shall become immediately exercisable on such 75th day in the event that a

Liquidation Event occurs any time after the Issuance Date but before such 75th day) and (ii) prior to 11:59 p.m. Eastern Time on the Expiration Date. Any exercise of this Warrant shall be effected by: (1) delivery of a written notice, in the form attached as Exhibit A (the “Exercise Notice”), of Holder’s election to exercise this Warrant, specifying the number of Warrant Shares to be purchased, (2) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased (a) in cash or wire transfer of immediately available funds; (b) by means of a cashless exercise pursuant to Section 2(c); or (c) by surrender of shares of the Company’s preferred stock pursuant to Section 2(d) (such cash, wire transfer, cashless exercise or surrender referred to herein as the “Payment”) and (3) the surrender at the principal office of the Company or to a nationally recognized courier for overnight delivery to the Company, as soon as practicable following such date, of this Warrant, (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction in such form and substance as reasonably satisfactory to the Company).
     The Company shall, not later than the fifth Business Day (the “Delivery Date”) following receipt of an Exercise Notice, the Payment and this Warrant or such indemnification (collectively, the “Exercise Documents”), arrange for its transfer agent, on or before the Delivery Date, to issue and surrender to a nationally recognized courier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder is entitled. Upon delivery of the Exercise Notice and the Payment, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised on the Delivery Date, irrespective of the date of delivery of the certificates evidencing the Warrant Shares.
          (b) Unless the rights represented by this Warrant have expired or been fully exercised, the Company shall, as soon as practicable and in no event later than five Business Days after receipt of the Exercise Documents and at its own expense, issue a new Warrant identical in all respects to this Warrant, except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to exercise, less the number purchased.
          (c) In lieu of exercising this Warrant by means of paying via cash or wire transfer, the Holder may elect to make the Payment by means of receiving shares equal to the value of this Warrant (or portion thereof being exercised) by delivery and surrender of this Warrant together with the Exercise Notice in accordance with the terms hereof, duly completed to indicate a net issuance exercise and executed by the Holder, in which event the Company shall issue to the Holder a number of shares of Common Stock of the Company computed using the following formula:
     X = Y(A-B)/A
     where X = the number of shares issued to the Holder;
Y =	the number of shares purchasable (or portion thereof) under this Warrant that are being exercised at the date of the calculation;

A =	the current market price of the common stock of the Company at the date of the calculation; and

B =	the Exercise Price on the date of the calculation
          (d) In lieu of or in addition to exercising this Warrant by means of paying via cash or wire transfer, the Holder may elect to make the Payment by surrender of shares of preferred stock owned by the Holder. In such case, the Holder shall surrender the number of shares of preferred stock, properly endorsed to the Company, having an aggregate liquidation value at the date of the calculation (as provided in the applicable certificate of designation) equal to the Exercise Price at the date of the calculation multiplied by the number of Warrant Shares being purchased. Unless all of the shares represented by the certificate for preferred shares have been surrendered, the Company shall, as soon as practicable and in no event later than five Business Days after receipt of the Exercise Documents and at its own expense, issue a new certificate representing the remaining preferred shares owned by the Holder.
          (e) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued shall be rounded up or down to the nearest whole number.
     Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:
          (a) This Warrant is, and any Warrants issued in substitution for or in replacement of this Warrant upon issuance will be, duly authorized, executed and delivered.
          (b) All Warrant Shares upon issuance will be validly issued, fully paid and nonassessable and free from all liens and charges with respect to the issue thereof.
          (c) As long as this Warrant may be exercised, the Company will have authorized and reserved at least the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant.
     Section 4. Warrant Holder Not Deemed a Shareholder. Except as specifically provided in Section 2(a), nothing contained in this Warrant shall be construed to (a) grant the Holder any rights to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, (b) confer upon the Holder any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, or (c) impose any liabilities on the Holder to purchase any securities or as a shareholder of the Company, whether asserted by the Company or creditors of the Company, prior to the issuance of the Warrant Shares.
     Section 5. Representations of Holder. The Holder, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act. The Holder further represents, by acceptance hereof, that, as of this date, Holder is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D promulgated under the Securities Act (an “Accredited Investor”). Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that Holder is an Accredited Investor. If Holder cannot make such representations because they would be factually incorrect, it shall be a condition to Holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any federal or state securities laws. The Company shall not be penalized or disadvantaged by a Holder’s inability to exercise this Warrant due to its inability to make the required representations in connection with the exercise of this Warrant.
     Section 6. Ownership and Transfer.
          (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee who has acquired this Warrant in accordance with applicable law and the terms of this Warrant. The Company may treat the Person in whose name this Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.
          (b) This Warrant may only be offered, sold, transferred or assigned in compliance with the Securities Act and applicable state securities laws.
          (c) Subject to the terms of this Section 6, upon surrender of this Warrant to the Company at its principal office or at the office of its transfer agent, if any, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee evidencing the portion of the Warrant certificate so transferred and a new Warrant certificate evidencing the remaining portion of the Warrant certificate not so transferred, if any, shall be issued to the transferring Holder. The delivery of the new Warrant certificate by the Company to the transferee thereof shall be deemed to constitute acceptance by such transferee of all of the rights and obligations of a holder of a Warrant certificate. Subject to the terms of this Section 6, this Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Warrant Holder hereof.
     Section 7. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:
          (a) Stock Splits. If the Company subdivides (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to the subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to the combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.
          (b) Stock Dividends. If the Company declares a dividend or any other distribution upon the Common Stock that is payable in shares of Common Stock or securities convertible into shares of Common Stock, the number of Warrant Shares will be proportionately increased and the Exercise Price in effect immediately prior to the declaration of the dividend or distribution will be reduced to the quotient obtained by dividing (i) the number of shares of Common Stock outstanding immediately prior to the declaration multiplied by the then effective Exercise Price by (ii) the total number of shares of Common Stock outstanding immediately after the declaration.
          (c) Adjustment for Property Dividends. If the Company declares a dividend or any other distribution upon the Common Stock that is payable in any of its assets (including cash) or debt securities or any rights, options or warrants to purchase debt securities, assets or other securities of the Company (other than Common Stock and other than any dividend or distribution upon a merger or consolidation or sale to which Section 8 applies) (a “Property Dividend”), then and in each such event the Exercise Price for this Warrant in effect immediately prior to the close of business on the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution shall be decreased by the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution filed with the Warrant Agent) of such Property Dividend so distributed for each share of Common Stock.
     Any adjustment under this Section 7(c) shall, become effective immediately prior to the opening of business on the day after the date for the determination of the holders of Common Stock entitled to receive Property Dividend. If the Board of Directors determines the fair market value of any Property Dividend for purposes of this Section 7(c) by reference to the actual or when issued trading market for any securities comprising such Property Dividend, it must in doing so consider the prices in such market over the same period used in computing the Fair Market Value (pursuant to Section 7(e)) per share of Common Stock.
     For purposes of clarity, if a declared Property Dividend would have reduced the Exercise Price to an amount below $0, the Exercise Price will be reduced to $0 and any remaining fair market value of the Property Dividend that would have resulted in a reduction of the Exercise Price below $0 shall be reflected in an increase of the number of shares issuable upon exercise of this Warrant pursuant to Section 7(d) hereto.
          (d) Adjustment for Property Dividend In Special Circumstances. In the event that the Exercise Price is or has been reduced to $0 or a price that rounds to $0 due to adjustments to the Exercise Price pursuant to Section 7(c) and the Company declares a dividend or any other distribution upon the Common Stock that is a Property Dividend, this Section 7(d) shall apply and the number of shares of Common Stock issuable upon exercise of the Warrant shall be adjusted in accordance with the formula:

N’ = N x	M
M - F
          where:
N’ =	the adjusted number of shares of Common Stock issuable upon exercise of this Warrant.

N =	the current number of shares of Common Stock issuable upon exercise of this Warrant.

M =	the Closing Price per share of Common Stock on the Business Day immediately preceding the ex date for such distribution.

F =	the fair market value on the ex date for such distribution of the assets, securities, rights or warrants distributable to one share of Common Stock after taking into account, in the case of any rights, options or warrants, the consideration required to be paid upon exercise thereof. The board of directors of the Company shall reasonably determine the fair market value in good faith.
          The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.
          This subsection (d) does not apply to regular quarterly cash dividends. If any adjustment is made pursuant to this subsection (d) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, this Warrant shall be immediately readjusted as if “F” in the above formula was the fair market value on the ex date for such distribution of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the ex-dividend date for such distribution. Notwithstanding anything to the contrary contained in this subsection (d), if “M-F” in the above formula is less than $1.00, the Company may elect to, and if “M-F” or is a negative number, the Company shall, in lieu of the adjustment otherwise required by this subsection (d), distribute to the holder of this Warrant, upon exercise thereof, the evidences of indebtedness, assets, rights, options or warrants (or the proceeds thereof) which would have been distributed to such holder had this Warrant been exercised immediately prior to the record date for such distribution.
“Closing Price” on any date of determination means (i) the closing sale price for the regular trading session (without considering after hours or other trading outside regular trading session hours) of the Common Stock (regular way) as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is listed, (ii) if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the OTC Bulletin Board, the National Quotation Bureau or similar organization, or (iii) if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for the Common Stock from at least three nationally recognized investment banking firms that the Company selects for this purpose.

“ex date” means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Quoted Price was obtained without the right to receive such issuance or distribution.
“Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.
          (e) Issuance of Common Stock Below Current Fair Market Value. If the Company shall issue or sell shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock issued or sold to someone other than the Holder, at a price per share (determined, in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (A) the total amount receivable by the Company in consideration (notes or debt shall not be considered consideration) of the issuance and sale of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) that is lower than the then current Fair Market Value per share of Common Stock in effect immediately prior to such sale or issuance, then (1) the number of Warrant Shares thereafter issuable upon the exercise of this Warrant shall be determined by adding the number of Warrant Shares theretofore issuable upon exercise of this Warrant to the product of (x) the Cheap Stock Issued, multiplied by (y) the Ownership Ratio; and (2) the Exercise Price shall be adjusted by multiplying the then current Exercise Price by a fraction of which, the numerator shall be the number of Warrant Shares issuable immediately prior to such sale or issuance and the denominator of which shall be the number of Warrant Shares issuable after adjustment pursuant to clause (1), above. Such adjustment shall be made successively whenever any such sale or issuance is made.
     This Section 7(e) shall not apply to (i) securities issued to employees, officers, directors, consultants or other service providers of the Company pursuant to a plan or agreement approved by the board of directors, including the Lighting Science Group Corporation 2005 Equity Based Compensation Plan, (ii) securities issued to settle the Company’s directors’ fees, (iii) securities issued pursuant to the exercise or conversion of currently issued warrants, options, restricted stock, convertible preferred stock or other derivative instruments of the Company, (iv) securities issued as a dividend on preferred stock of the Company, and (v) securities issued pursuant to an acquisition of shares or assets of a target company at a value not less than the fair market value as determined by an independent investment banking firm.
“Cheap Stock Issued” shall be the number of additional shares of Common Stock issued or offered by the Company for subscription or purchase as described above minus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then current Fair Market Value per share of Common Stock.
“Ownership Ratio” shall be a fraction, the numerator of which shall be the number of Warrant Shares prior to such time issuable upon exercise of this Warrant, and the denominator of which shall be the number of shares of Common Stock then outstanding

(on a fully diluted basis) on the date of issuance or sale of such shares of Common Stock or such rights, options, warrants or convertible or exchangeable securities. For purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of the sale and issuance of the rights, warrants or convertible or exchangeable securities.
“Fair Market Value” shall be equal to a discount of 10% to the average VWAP of the Common Stock for the thirty days preceding the issuance of such shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities.
“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holder of this Warrant and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.
“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.
          (f) Other Adjustments. Notwithstanding anything to the contrary contained in this Section 7, if, at any time while this Warrant is outstanding, the number of shares underlying any derivative security of the Company, including, but not limited to, rights warrants or options, whether currently existing or issued after the date hereof (a “Derivative Security”), and/or the exercise or conversion price of such Derivative Security adjusts or would have adjusted for any reason (including as a result of the issuance of this Warrant) and the terms, manner or method of such adjustment are more favorable than the adjustment provisions contained in this Section 7, the Company shall adjust the exercise price and/or number of shares into which the Warrant is convertible in order to give the Holder the benefit of the more favorable terms, manner and/or method. For the avoidance of doubt, the Exercise Price and number of Warrant Shares issuable shall be adjusted so that this Warrant shall be exercisable for the same percentage of the outstanding Common Stock (on a fully diluted basis) following the adjustment of such other Derivative Security pursuant to the foregoing sentence for the same aggregate consideration prior to such adjustment; provided, however, that following such adjustment, if the exercise price of such other Derivate Security is less than the Exercise Price, the Exercise Price shall be reduced to the same exercise price as the Derivative Security, provided further, however, that such adjustments shall only be made for the benefit of the Holder of the Warrant.
     Section 8. Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.
          (a) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction in each case that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Upon the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing the assets or the successor resulting from the Organic Change (in each case, the “Acquiring Entity”) a written agreement to deliver to Holder in exchange for this Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the Holder. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision to insure that Holder will thereafter have the right to acquire and receive in lieu of the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets that would have been issued or payable in the Organic Change with respect to or in exchange for the number of Warrant Shares that would have been acquirable as of the date of the Organic Change.
     Section 9. Registration Rights. The Holder shall have reasonable registration rights, which shall be agreed upon by the Holder and the Company within thirty (30) days of the Issuance Date.
     Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking reasonably satisfactory to the Company (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.
     Section 11. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by fax transmittal (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and fax numbers for communications shall be:

          If to the Company:
Lighting Science Group Corporation
2100 McKinney Ave
Suite 1555
Dallas, TX 75201
Tel: 214-382-3630
Fax: 214-382-3631
Attention: Stephen Hamilton
          With a copy to:
Haynes and Boone, LLP
901 Main Street, Suite 3100
Dallas, TX 75202-3789
Fax: (214) 200-0577
Attention: Greg R. Samuel, Esq.
If to the Holder, at the address and fax number set forth on Appendix I to this Warrant. Each party shall provide five days’ prior written notice to the other party of any change in address or fax number. Written confirmation of receipt (A) given by the recipient of any notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s fax machine containing the time, date, recipient fax number and an image of the first page of the transmission, or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt.
     Section 12. Amendment and Waiver. Except as otherwise provided herein, this Warrant may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Holder. No provision hereunder may be waived other than in a written instrument executed by the waiving party.
     Section 13. Governing Law. This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas.
     Section 14. Restrictive Legends. At all times this Warrant and until such time as a registration statement has been declared effective by the U.S. Securities and Exchange Commission or the Warrant Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities that can then be immediately sold, certificates for any Warrant Shares will, in addition to any legend required under applicable securities law, bear a restrictive legend substantially in the form first set forth above.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of December 31, 2008.

LIGHTING SCIENCE GROUP CORPORATION
By:	/s/ Govi Rao
	Name:	Govi Rao
	Title:	Chairman, Chief Executive Officer

Signature Page to Haynes and Boone Warrant

Exhibit A To Warrant
LIGHTING SCIENCE GROUP CORPORATION

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER
TO EXERCISE THIS WARRANT
     The undersigned holder hereby exercises the right to purchase                                         shares of Common Stock (“Warrant Shares”) of Lighting Science Group Corporation, a Delaware corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
     1. Payment of Exercise Price (check applicable box).
[   ] Payment in the sum of $                     [is enclosed] [has been wire transferred to the Company at the following account:                     ] in accordance with the terms of the Warrant.
     2. Delivery of Warrant Shares. The Company shall deliver the Warrant Shares in the name of the undersigned or in such other name as is specified below in accordance with Section 2(c) of the Warrant at the following address:

     3. Surrender of Preferred Shares. The Company shall deliver the Warrant Shares in the name of the undersigned or in such other name as is specified below in accordance with Section 2(d) of the Warrant at the following address:

Series of preferred stock surrendered:

Number of shares of preferred stock surrendered:

Liquidation value per share of preferred stock:

Aggregate liquidation value of preferred stock surrendered:

     4. Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.
Date:                                          __,

By:
Name:
Title:

ACKNOWLEDGMENT
     The Company hereby acknowledges this Exercise Notice and hereby directs                      to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated         , 200___from the Company and acknowledged and agreed to by                     .

LIGHTING SCIENCE GROUP CORPORATION
By:
Name:
Title:

Exhibit B To Warrant
ASSIGNMENT
To be Executed by the Registered Holder in Order to Assign Warrants
     For Value Received,                                                              hereby sells, assigns and transfers unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)
                                                             of the Warrants represented by this Warrant Certificate and does hereby irrevocably constitute and appoint                                                              Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE)
THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17 Ad – 15).

Appendix I
Holder’s Contact Information
Name: Haynes and Boone, LLP, Attention: Greg Samuel
Address: 2323 Victory Avenue, Suite 700
City, State, Zip: Dallas, TX 75219-7673
Telephone Number: 214.651.5645
Facsimile Number: 214.200.0577
E-mail Address: greg.samuel@haynesboone.com